                                          Exhibit 99.1

Corporate Contacts

The Medicines Company	SciClone Pharmaceuticals

Media:	Media/Investors
Bob Laverty, +1 973 290 6162	Jane Green, + 1 650 358 1447
Mobile: +1 609 558 5570	Jgreen@sciclone.com
Vice President, Communications
Office of D.E.S.I.G.N.
Robert.Laverty@themedco.com

or

Investors:
Neera Dahiya Ravindran, MD
+1 973 290 6044
Vice President, Investor Relations & Strategic Planning
Neera.Ravindran@themedco.com

The MEDICINES COMPANY and Sciclone PHARMACEUTICALS ESTABLISH strategic partnership for TWO CARDIOVASCULAR PRODUCTS in China

SciClone to Promote Potential Hospital Market Leaders in China, ANGIOMAX® (bivalirudin) and CLEVIPREX® (clevidipine)

Parsippany, NJ and Foster City, CA–  December 18, 2014  – The Medicines Company (Nasdaq: MDCO), a global biopharmaceutical company focused on hospital care, and SciClone Pharmaceuticals (Nasdaq: SCLN), a U.S. based, China focused specialty pharmaceutical company, today announced the establishment of a strategic partnership for two cardiovascular products in China. The partnership includes an agreement granting SciClone a license and the exclusive rights in China to promote two products of The Medicines Company:

•	ANGIOMAX® (bivalirudin) for Injection, an anticoagulant indicated in patients undergoing percutaneous coronary intervention (PCI) with provisional use of glycoprotein IIb/IIIa inhibitor (GPI) and in patients with, or at risk of, heparin-induced thrombocytopenia and thrombosis syndrome (HIT/HITTS) undergoing PCI. A Phase 3 registration trial was completed in China and is currently under review by the China Food and Drug Administration (CFDA) for marketing approval.

•

CLEVIPREX® (clevidipine) Injectable Emulsion, a third-generation dihydropyridine calcium channel blocker indicated for the reduction of blood pressure when oral therapy is not feasible or desirable. The clinical trial application  (CTA) for China was filed in 2013.

Under the terms of the agreement, SciClone will be responsible for all aspects of commercialization, including pre- and post-launch activities, for both products in the China market (excluding Hong Kong and Macau).  SciClone has also agreed to  assist in the China registration process for both products. Financial terms of the agreement, in addition to net sales royalties payable to The Medicines Company, include the following additional payments to The Medicines Company: an upfront payment; a  product support services fee; and regulatory/commercial success milestone payments of up to an aggregate of $50.5 million.

“We are excited to collaborate with SciClone as one of the few pharmaceutical companies with an established presence in Chinese hospital cardiac cath-labs. With over 400,000 PCIs performed annually, potentially growing to exceed well over one million annual PCIs in the coming years, China represents a significant growth opportunity for ANGIOMAX,” said Glenn Sblendorio, President and Chief Financial Officer for The Medicines Company.  “CLEVIPREX also represents a differentiated opportunity in the large and growing Chinese anti-hypertensive market.”

“This partnership signals an important commitment of our company to pursue growth opportunities in Asia through partnerships,” said Sanuj Ravindran, MD, Vice President, New Business Ventures for The Medicines Company. “We will continue to seek to structure collaborative deals for the MDCO portfolio in China and other major markets in the Asia Pacific region.”

“We are very excited to add ANGIOMAX and CLEVIPREX  to our product portfolio,” said Hong Zhao, Chief Executive Officer of China Operations for SciClone. “These differentiated products offer significant synergies with our current cardiovascular portfolio and sales and marketing activities. We believe that ANGIOMAX represents an attractive alternative to current treatment options in the large and growing PCI market, with the potential to achieve effectiveness, including reducing bleeding events, especially in high risk patients. CLEVIPREX also offers potential advantages when compared to conventional intravenous anti-hypertensives, thanks to its rapid onset, short half-life and arterial selectivity.”

Friedhelm Blobel, PhD, SciClone’s Chief Executive Officer, added, “China’s rapid socio-economic development, lifestyle changes and aging population are driving the growing incidence rate and significant disease burden of cardiovascular disease in China. We believe ANGIOMAX and CLEVIPREX represent significant opportunities for SciClone, and have the potential to augment our cardiovascular franchise. We look forward to working with our partner The Medicines Company to bring these important medical advances to patients in need.”

About ANGIOMAX® (bivalirudin) for Injection

In the United States, bivalirudin is marketed under the trade name ANGIOMAX and is indicated in patients undergoing PCI with provisional use of GPI and in patients with, or at risk of, heparin-induced thrombocytopenia and thrombosis syndrome (HIT/HITTS) undergoing PCI. In addition, ANGIOMAX is also indicated for use as an anticoagulant in patients with unstable angina (UA) undergoing percutaneous transluminal coronary angioplasty (PTCA). ANGIOMAX is intended for use with aspirin. ANGIOMAX is not approved for use in patients with acute coronary syndromes (ACS) not undergoing PCI or PTCA.

IMPORTANT SAFETY INFORMATION

In clinical trials comparing ANGIOMAX and heparin, the most common adverse reaction for ANGIOMAX was bleeding (28%). Other common adverse reactions were headache, thrombocytopenia and fever. An unexplained fall in blood pressure or hematocrit, or any unexplained symptom, should lead to serious consideration of a hemorrhagic event and cessation of ANGIOMAX administration. ANGIOMAX should be used with caution in patients with disease states associated with an increased risk of bleeding.

In gamma brachytherapy, an increased risk of thrombus formation, including fatal outcomes, has been associated with the use of ANGIOMAX. ANGIOMAX is contraindicated in patients with active major bleeding or hypersensitivity to ANGIOMAX or its components.

Please see full prescribing information for ANGIOMAX, available at http://www.angiomax.com.

About CLEVIPREX® (clevidipine) Injectable Emulsion

CLEVIPREX® (clevidipine) Injectable Emulsion is a dihydropyridine calcium channel blocker indicated for the reduction of blood pressure when oral therapy is not feasible or not desirable.

IMPORTANT SAFETY INFORMATION

CLEVIPREX® (clevidipine) Injectable Emulsion is contraindicated in patients with:

•	Allergies to soybeans, soy products, eggs, or egg products;
•	Defective lipid metabolism seen in conditions such as pathologic hyperlipemia, lipoid nephrosis, or acute pancreatitis if it is accompanied by hyperlipidemia; and
•	Severe aortic stenosis.

CLEVIPREX is intended for intravenous use. Use aseptic technique and discard any unused product within 12 hours of stopper puncture.

Hypotension and reflex tachycardia are potential consequences of rapid upward titration of CLEVIPREX. If either occurs, decrease the dose of CLEVIPREX. There is limited experience with short-duration therapy with beta-blockers as a treatment for CLEVIPREX-induced tachycardia. Beta-blocker use for this purpose is not recommended.

CLEVIPREX contains approximately 0.2 g of lipid per mL (2.0 kcal). Lipid intake restrictions may be necessary for patients with significant disorders of lipid metabolism.

Dihydropyridine calcium channel blockers can produce negative inotropic effects and exacerbate heart failure. Monitor heart failure patients carefully.

CLEVIPREX is not a beta-blocker, does not reduce heart rate, and gives no protection against the effects of abrupt beta-blocker withdrawal. Beta-blockers should be withdrawn only after a gradual reduction in dose.

Patients who receive prolonged CLEVIPREX infusions and are not transitioned to other antihypertensive therapies should be monitored for the possibility of rebound hypertension for at least 8 hours after the infusion is stopped.

There is no information to guide use of CLEVIPREX in treating hypertension associated with pheochromocytoma.

Most common adverse reactions for CLEVIPREX (>2%) are headache, nausea, and vomiting.

Please see full prescribing information for CLEVIPREX, available at www.CLEVIPREX.com.

About The Medicines Company

The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on 3000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: serious infectious disease care, acute cardiovascular care, and surgery and perioperative care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

The Medicines Company Forward-Looking Statements

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," “seeks,” "expects," “potential” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether the Company’s product candidates will receive approvals from regulatory agencies on a timely basis or at all; the extent to which the commercialization of products in China under this arrangement are a commercial success; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

About SciClone

SciClone Pharmaceuticals is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as a vaccine adjuvant, according to the local regulatory approvals. Through its promotion business with pharmaceutical partners, SciClone markets multiple branded products in China which are therapeutically differentiated. The Company has successfully in-licensed products with the potential to become future market leaders and to drive the Company's long-term growth, including DC Bead®, a novel treatment for liver cancer, which was approved earlier this year by the China FDA. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com.

SciClone Forward-Looking Statements

This press release contains forward-looking statements regarding the prospects for Angiomax and CLEVIPREX in China and other matters. Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties relating to: the course, cost and outcome of regulatory matters, including regulatory approvals and future pricing decisions by authorities in China; the on-going regulatory investigations and expenses related thereto, including potential fines and/or other remedies;  risks relating to the clinical trial process and risks relating to performance of obligations under the agreement with The Medicines Company. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.